Exhibit 99.1
Blackboard Inc. Reports Second Quarter 2008 Results
- Company Raises Cash Flow from Operations Guidance -
- Revenue Increases 27 Percent to $75.5 Million -
Washington, DC – August 6, 2008 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the second quarter ended June 30, 2008 and updated guidance for the third quarter and the full year of 2008.
Total revenue for the quarter ended June 30, 2008 was $75.5 million, an increase of 27 percent over the second quarter of 2007. Product revenues for the quarter were $68.4 million, an increase of 31 percent over the second quarter of 2007, while professional services revenues for the quarter were $7.2 million, an increase of 1 percent over the second quarter of 2007. The increase in product revenue was driven by continued strong growth in Blackboard’s annual licensing of enterprise level products and managed hosting service to global academic clients. Our revenue and earnings would have been stronger in the quarter but the company’s financials were impacted by the delay in the release of the Blackboard Transaction System TM 3.0.
Net income was $1.0 million, resulting in net income per basic and diluted share of $0.03 for the second quarter of 2008 compared to net income of $3.4 million and net income per basic and diluted share of $0.12 for the second quarter of 2007. Non-GAAP adjusted net income for the second quarter of 2008, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $6.9 million, resulting in non-GAAP adjusted net income per diluted share of $0.22 compared to non-GAAP adjusted net income of $6.8 million and non-GAAP adjusted net income per diluted share of $0.23 for the second quarter of 2007. Included in the results for the second quarter of 2008 is a $3.3 million benefit to operating income from the patent judgment against Desire2Learn, Inc. as well as a $4.0 million benefit to other income from a gain on investment.
“We had strong product sales in the second quarter driven by an increasing number of large deals including our initial statewide wins,” said Michael Chasen, CEO and President of Blackboard Inc. “Sales during the quarter were particularly strong in the U.S. higher education market and once again, we experienced increased demand for our managed hosting services.”

Highlights from the Second Quarter of 2008
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
o	U.S. Higher Education: Charleston Blackhawk Technical College, Brookdale Community College, Calhoun Community College, Centennial College, Christopher Newport University, Embry-Riddle Aeronautical University, Frederick Community College, Maricopa Community College, Northwest Arkansas Community College, Palm Beach Community College, Santa Barbara City College, Shawnee Community College, Temple University, University of North Carolina — General Administration, University of Great Falls, University of Saint Francis and others.

o	International: Aston University, Imperial College London, Leiden University, Northumberland College, SENA, Sheffield Hallam University, South Wales Higher Education Partnership, Spiru Haret University, University of Manchester and others.

o	K-12: Baltimore City Public Schools (MD), Broward County Public Schools (FL), Clear Creek Independent School District (TX), Fairfax County Public Schools (VA), Indian Oasis-Baboquivari Unified School District (AZ), Naperville CUSD 203 (IL), Poway Unified School District (CA), Tulsa Technology Center (OK), Volusia County Public Schools (FL), Walnut Valley Unified School District (CA), Westport Public Schools (CT) and others.
•	Blackboard won several key statewide deals in the quarter including:
o	Blackboard was selected by the State of New Mexico to partner in a landmark initiative to deploy a single, statewide e-learning platform that will be the first of its kind to connect teaching, learning, and training for the state’s K-20, adult education, and government communities.

o	The State of Mississippi has implemented the Blackboard’s Connect service to provide the Executive Director of Mississippi Emergency Management Agency (MEMA) and the Governor of Mississippi the ability to communicate with residents and staff regarding time-sensitive incidents.

o	The State of Florida selected Blackboard for a pilot program allowing the Florida Division of Emergency Management and four Florida counties, including Brevard County, Orange County, Pasco County, and Polk County, to use the Blackboard Connect service for time-sensitive alerts and notifications.
•	Other key highlights of the quarter include:
o	Nearly 200 new Blackboard Connect deals closed in the second quarter with 35 Blackboard Connect cross-sell deals to existing Blackboard U.S. higher education clients.

o	Blackboard announced the formation of the Blackboard K-12 Advisory Board and appointed five initial members including, Thomas G. Carroll,

PhD, Therese “Terry” Crane, Ed.D., Joe A. Hairston, Ed.D., Linda Pittenger and Paul E. Resta, PhD. Members of the K-12 Advisory Board will help Blackboard identify and respond to critical issues confronting today’s educators, track and discuss developing trends, and advise on future partnerships and alliances.
Outlook for the Third Quarter and Full Year of 2008
Third Quarter of 2008:
•	Revenue of $82.0 to $84.0 million;

•	Amortization of acquired intangibles of approximately $9.9 million;

•	Net loss of ($600,000) to net income of $700,000, resulting in net loss per basic share of ($0.02) to net income per diluted share of $0.02, which is based on an estimated 31.3 million basic shares and 32.3 million diluted shares, respectively, and an estimated effective tax rate of approximately zero percent;

•	Non-GAAP adjusted net income, excluding the amortization of acquired intangibles and the associated tax impact, of $5.8 to $6.6 million, resulting in non-GAAP adjusted net income per diluted share of $0.18 to $0.20 based on an estimated 32.3 million diluted shares and an estimated effective tax rate of 37 percent.
Full Year 2008:
•	Revenue of $312.0 to $316.0 million;

•	Amortization of acquired intangibles of approximately $38.3 million;

•	Stock-based compensation expense of approximately $15.5 million;

•	Net loss of $(300,000) to net income of $2.3 million, resulting in net loss per basic share of ($0.01) to net income per diluted share of $0.07, which is based on an estimated 31.8 million basic shares and 32.0 million diluted shares, respectively, and an estimated effective tax rate of approximately zero percent;

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $23.5 to $25.1 million, resulting in non-GAAP adjusted net income per diluted share of $0.73 to $0.78 based on an estimated 32.0 million diluted shares and an estimated effective tax rate of 37 percent (which reflects an effective rate of 28 percent for the fourth quarter of 2008); and

•	Cash flow from operations of $75.0 to $80.0 million.
Conference Call
Blackboard will broadcast its second quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone at approximately 7:00 p.m. (ET) on August 6, 2008. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 83748927.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	$52,299	$68,377	$102,280	$131,486
Professional services	7,105	7,170	12,404	12,537

Total revenues	59,404	75,547	114,684	144,023
Operating expenses:

Cost of product revenues, excludes $2,928 and $4,572 for the three months ended June 30, 2007 and 2008, respectively, and $5,749 and $8,660 for the six months ended June 30, 2007 and 2008, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	11,922	18,000	23,619	33,971
Cost of professional services revenues (1)	4,138	5,134	7,902	10,084
Research and development (1)	6,999	9,944	13,952	19,677
Sales and marketing (1)	16,370	22,763	31,203	43,620
General and administrative (1)	8,829	12,461	17,859	25,215
Proceeds from patent judgment	—	(3,313)	—	(3,313)
Amortization of intangibles resulting from acquisitions	5,493	9,729	10,892	18,408

Total operating expenses	53,751	74,718	105,427	147,662

Income (loss) from operations	5,653	829	9,257	(3,639)
Other income (expense):
Interest expense	(1,157)	(1,917)	(1,915)	(3,747)
Interest income	507	258	912	1,148
Other income	876	3,780	949	4,090

Income (loss) before provision for income taxes	5,879	2,950	9,203	(2,148)
Provision for income taxes	(2,440)	(1,913)	(3,820)	(108)

Net income (loss)	$3,439	$1,037	$5,383	$(2,256)

Net income (loss) per common share:
Basic	$0.12	$0.03	$0.19	$(0.07)

Diluted	$0.12	$0.03	$0.18	$(0.07)

Weighted average number of common shares:
Basic	28,706,575	30,981,113	28,525,603	30,574,931

Diluted	29,860,118	31,939,435	29,774,861	30,574,931

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$120	$258	$249	$435
Cost of professional services revenues	175	69	291	232
Research and development	170	190	286	352
Sales and marketing	1,152	1,665	1,930	3,081
General and administrative	1,401	1,615	2,474	3,378

Reconciliation of income (loss) before provision for income taxes to non-GAAP adjusted net income (2):

Income (loss) before provision for income taxes	$5,879	$2,950	$9,203	$(2,148)
Add: Amortization of intangibles resulting from acquisitions	5,493	9,729	10,892	18,408
Adjusted provision for income taxes (3)	(4,610)	(5,756)	(8,122)	(7,379)

Non-GAAP adjusted net income	$6,762	$6,923	$11,973	$8,881

Non-GAAP adjusted net income per common share — diluted	$0.23	$0.22	$0.40	$0.28

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 40.5% and 45.4% for the three months ended June 30, 2007 and 2008, respectively, and approximately 40.4% and 45.4% for the six months ended June 30, 2007 and 2008, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2007	2008
		(unaudited)
	(in thousands, except per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$206,558	$55,295
Accounts receivable, net	52,846	94,116
Inventories	2,089	1,781
Prepaid expenses and other current assets	5,255	9,845
Deferred tax asset, current portion	6,549	7,213
Deferred cost of revenues	6,877	5,854

Total current assets	280,174	174,104

Deferred tax asset, noncurrent portion	34,154	15,662
Common stock warrant	—	3,980
Restricted cash	4,015	4,930
Property and equipment, net	18,584	33,310
Goodwill and intangible assets, net	168,349	359,393

Total assets	$505,276	$591,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,747	$4,053
Accrued expenses	24,182	25,423
Deferred rent, current portion	160	336
Deferred revenues, current portion	126,600	137,135

Total current liabilities	154,689	166,947

Notes payable, net of debt discount	161,519	162,406
Deferred rent, noncurrent portion	1,469	7,479
Deferred revenues, noncurrent portion	2,925	5,582
Stockholders’ equity:
Common stock, $0.01 par value	292	311
Additional paid-in capital	263,582	330,110
Accumulated deficit	(79,200)	(81,456)

Total stockholders’ equity	184,674	248,965

Total liabilities and stockholders’ equity	$505,276	$591,379

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2007	2008
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities
Net income (loss)	$5,383	$(2,256)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax benefit	(1,464)	(2,914)
Excess tax benefits from stock-based compensation	(4,444)	(1,021)
Amortization of debt discount	806	887
Depreciation and amortization	5,164	7,389
Amortization of intangibles resulting from acquisitions	10,892	18,408
Change in allowance for doubtful accounts	70	335
Noncash stock-based compensation	5,230	7,478
Gain on common stock warrant	—	(3,980)
Changes in operating assets and liabilities:
Accounts receivable	(12,332)	(33,482)
Inventories	525	308
Prepaid expenses and other current assets	(2,855)	(3,516)
Deferred cost of revenues	487	1,023
Accounts payable	908	(2,544)
Accrued expenses	4,488	(295)
Deferred rent	39	6,186
Deferred revenues	(11,522)	3,148

Net cash provided by (used in) operating activities	1,375	(4,846)

Cash flows from investing activities
Purchases of property and equipment	(7,089)	(17,358)
Payments for patent enforcement costs	(2,090)	(2,448)
Purchase of intangible assets	(1,530)	—
Acquisitions, net of cash acquired	—	(132,902)

Net cash used in investing activities	(10,709)	(152,708)

Cash flows from financing activities
Proceeds from notes payable	160,456	—
Payments on term loan	(24,400)	—
Payments on letters of credit	(338)	(27)
Excess tax benefits from stock-based compensation	4,444	1,021
Proceeds from exercise of stock options	7,849	5,297

Net cash provided by financing activities	148,011	6,291

Net increase (decrease) in cash and cash equivalents	138,677	(151,263)
Cash and cash equivalents at beginning of period	30,776	206,558

Cash and cash equivalents at end of period	$169,453	$55,295

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated May 9, 2008, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (Nasdaq: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard

Educate. Innovate. Everywhere.™
  Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on May 9, 2008 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 6, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 6, 2008.
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